EMPLOYMENT AGREEMENT

                                     BETWEEN

                         FACTORY STORES OF AMERICA, INC.

                                       AND

                             CHRISTOPHER G. GAVRELIS

                              EMPLOYMENT AGREEMENT



     THIS EMPLOYMENT AGREEMENT is entered into as of the 15th day of December, 1995 between FACTORY STORES OF AMERICA, INC., a Delaware corporation (the "Company"), and CHRISTOPHER G. GAVRELIS (the "Executive") for employment commencing on the Effective Date (as hereinafter defined).

                                  WITNESSETH:

     WHEREAS, the Company desires to employ the Executive, and the Executive desires to be employed by the Company, on the terms and subject to the conditions set forth herein;

     NOW, THEREFORE, in consideration of the mutual promises herein contained, the parties agree as follows:

     1. Employment.

          (a) The Company hereby employs the Executive as Senior Vice President and the Executive hereby accepts such employment, on the terms and subject to the conditions hereinafter set forth.

          (b) During the term of his employment under this Employment Agreement, the Executive shall be and have the title of Senior Vice President and shall devote his entire business time and all reasonable efforts to his employment and perform diligently such duties as are customarily performed by senior vice presidents of companies similar in size to the company, together with such other duties as may be reasonably requested from time to time by the Board of Directors of the Company (the "Board"), which duties shall be consistent with his title and position as set forth above and as provided in Paragraph 2; provided, however, that business activities by the Executive with respect to passive investments, so long as such activities do not, alone or in the aggregate, materially interfere with the Executive's performance of his duties as described in this Paragraph 1(b), will not be deemed inconsistent with the requirements of this Paragraph 1.(b)

     2. Term and Positions.

          (a) Subject to the provisions for termination hereinafter stated, the term of this Employment Agreement shall begin on December 15, 1995 (the "Effective Date") and shall continue through the second anniversary of the Effective Date.

          (b) The Executive shall be entitled to serve as Senior Vice President of the Company. For service as an officer and employee of the Company, the Executive shall be entitled to the full protection of the applicable indemnification provisions of the Certificate of Incorporation and Bylaws of the Company, as the same may be amended from time to time, which indemnifications shall remain effective after termination of this Employment Agreement with respect to Executive's actions and inactions during the term hereof.

          (c) If:

               (i) the Company materially changes the Executive's duties and responsibilities as set forth in Paragraphs 1(b) and 2(b) without his consent;

               (ii) the Executive's place of employment or the principal executive offices of the Company are located more than fifty (50) miles from the geographical center of Smithfield, North Carolina;

               (iii) there occurs a material breach by the Company of any of its obligations under this Employment Agreement, which breach has not been cured in all material respects, within ten (10) days after the Executive gives notice thereof to the Company; or

               (iv) there occurs a "change in control" (as hereinafter defined) of the Company during the term of this Employment Agreement;

     then in any such event the Executive shall have the right to terminate his employment with the Company, but such termination shall not be considered a voluntary resignation or termination of such employment or of this Employment Agreement by the Executive but rather a discharge of the Executive by the Company "without cause" (as defined in Paragraph 5 (a)
     (iii)). The Executive may exercise such right of termination at any time within three (3) months following the occurrence of the applicable event described in (i), (iii) and (iv) of this Paragraph 2(c), and within six (6) months following the occurrence of the applicable event described in (ii) of this Paragraph 2(c).

               (d) The Executive shall be deemed not to have consented to any written proposal calling for a material change in his duties and responsibilities unless he shall give written notice of his consent thereto to the Executive Management Committee of the Company within fifteen (15) days after receipt of such written proposal. If the Executive shall not have given such consent, the Company shall have the opportunity to withdraw such proposed material change by written notice to the Executive given within ten (10) days after the end of said fifteen (15) day period.

               (e) The term "change in control" means the first to occur of the following events:

                    i) any person or group of commonly controlled persons owns or controls, directly or indirectly, fifty percent (50%) or more of the voting



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


               control or value of the capital stock of the Company following the Effective Date;

                    ii) any person or group of commonly controlled persons
               owning less than five percent (5%) of the voting control or value of the capital stock of the Company within 30 days following the Effective Date owns or controls, directly or indirectly, more than twenty percent (20%) of the voting control or value of the capital stock of the Company; or

                    iii) following the Effective Date, the stockholders of the
               Company approve an agreement to merge or consolidate with another corporation or other entity resulting (whether separately or in connection with a series of transactions) in a change in ownership of twenty percent (20%) or more of the voting control or value of the capital stock of the Company, or an agreement to sell or otherwise dispose of all or substantially all of the Company's assets (including without limitation, a plan of liquidation or dissolution), or otherwise approve of a fundamental alteration in the nature of the Company's business; provided, however, a pledge, hypothecation or other similar disposition for the purpose of providing collateral security made at the time the Company enters into a bona fide financing transaction with a party which at the time of such transaction is not an affiliate of the Company would not constitute a change in control.

          Notwithstanding the foregoing provisions of this Paragraph 2, the ownership or acquisition of capital stock by the Executive, J. Dixon Fleming, Jr., C. Cammack Norton, Connell L. Radcliff, and/or their respective affiliates, shall not be deemed to result in a "change in control" of the Company.

     3. Compensation.

     During the term of his employment under this Employment Agreement the Company shall, pay or provide, as the case may be, to the Executive the compensation and other benefits and rights set forth in this Paragraph 3.

          (a) The Company shall pay to the Executive a base salary payable in accordance with the Company's usual pay practices (and in any event no less frequently than monthly) of One Hundred Twenty-Five Thousand Dollars ($125,000) per annum, to be increased (but not decreased) from time to time (based upon the performance of the Company and the Executive) as determined by the Board or the Company's Executive Compensation Committee.

          (b) The Company shall pay to the Executive bonus compensation on a calendar year basis pursuant to the terms of the incentive compensation plan established by the Board from time to time, not later than 30 days following the completion of the audit of the Company's financial statements for each calendar year, prorated on a per diem basis for partial calendar years in which the Executive was employed hereunder.

          (c) The Company shall provide to the Executive such life, medical, hospitalization and dental insurance for himself, his spouse and eligible family members, as may be available to other officers of the Company.

          (d) The Executive shall participate in all retirement and other benefit plans of the Company generally available from time to time to officers of the Company and for which the Executive qualifies under the terms thereof (and nothing in this Employment Agreement shall or shall be deemed to in any way affect the Executive's rights and benefits thereunder except as expressly provided herein).

          (e) The Executive shall be entitled to such periods of vacation and sick leave allowance each year as are determined by the Company's Executive Compensation Committee for officers generally.

          (f) The Executive shall be entitled to participate in any equity or other employee benefit plan that is generally available to officers, as distinguished from general management, of the Company. The Executive's participation in and benefits under any such plan shall be on the terms and subject to the conditions specified in the governing document of the particular plan.

          (g) The Company shall reimburse the Executive or provide him with an expense allowance during the term of this Employment Agreement for travel, entertainment and other expenses reasonably and necessarily incurred by the Executive in connection with the Company's business. The Executive shall furnish such documentation with respect to reimbursement to be paid hereunder as the Company shall reasonably request.

     4. Payment in the Event of Death or Permanent Disability.

          (a) In the event of the Executive's death or "permanent disability" (as hereinafter defined) during the term of his employment under this Employment Agreement, the Company shall pay to the Executive (or his personal representatives, heirs, successors and assigns in the event of his death) an amount equal to two (2) times the Executive's then effective annual base salary, as determined under Paragraph 3(a), plus a pro rata portion of the bonus applicable to the calendar year in which such death or permanent disability occurs, as such bonus is determined under Paragraph 3(b).

          (b) The pro rata portion of the bonus described in Paragraph 4(a) shall be paid when and as provided in Paragraph 3(b). The remainder of the benefit to be paid pursuant to Paragraph 4(e) shall be paid within ninety
     (90) days after the date of death or permanent disability, as the case may be.

          (c) Except as otherwise provided in Paragraphs 2(b), 3(d), 4(a) and 4(b), in the event of the Executive's death or permanent disability, the Executive's employment hereunder shall terminate and the Executive shall be entitled to no further compensation or other benefits under this Employment Agreement, except as to that portion of any unpaid salary and other benefits accrued and earned by him hereunder up to and including the date of such death or permanent disability, as the case may be.

          (d) For purposes of this Employment Agreement, the Executive's "permanent disability" shall be deemed to have occurred after one hundred twenty (120) days in the aggregate during any consecutive twelve (12) month period, or after ninety (90) consecutive days, during which one hundred twenty (120) or ninety (90) days, as the case may be, the Executive, by reason of his physical or mental disability or illness, shall have been unable to discharge his duties under this Employment Agreement. The date of permanent disability shall be such one hundred twentieth (120th) or ninetieth (90th) day, as the case may be. In the event either the Company or the Executive, after receipt of notice of the Executive's permanent disability from the other, dispute that the Executive's permanent disability shall have occurred, the Executive shall promptly submit to a physical examination by the chief of medicine of any major accredited hospital in the Raleigh, North Carolina, area and, unless such physician shall issue his written statement to the effect that in his opinion, based on his diagnosis, the Executive is capable of resuming his employment and devoting his full time and energy to discharging his duties within thirty
     (30) days after the date of such statement, such permanent disability shall be deemed to have occurred.

     5. Termination.

          (a) The Employment of the Executive under this Employment Agreement, and the term hereof, may be terminated by the Company:

               (i) on the death or permanent disability (as defined above) of the Executive;

               (ii) for "cause" at any time by action of the Board; or


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


               (iii) "without cause" at any time by action of the Board.

     For purposes hereof, the term "cause" shall mean:

               (A): The Executive's fraud, commission of a felony, commission of an act or series of repeated acts of dishonesty which fraud, felony or dishonesty is materially inimical to the best interests of the Company, or which results in material injury to the business reputation of the Company, or the Executive's willful and repeated failure to perform his duties under this Employment Agreement, which failure has not been cured within fifteen (15) days after the Company gives notice thereof to the Executive; or

               (B) The Executive's material breach of any material provision of this Employment Agreement, which breach has not been cured in all substantial respects within ten (10) days after the Company gives notice thereof to the Executive.

     For purposes hereof, the term "without cause" shall mean any reason other than those set forth in subparagraphs (a) (i) and (a) (ii) of this Paragraph 5.

          The exercise by the Company of its rights of termination under this Paragraph 5 shall be the Company's sole remedy in the event of the occurrence of the event as a result of which such right to terminate arises. Upon any termination of this Employment Agreement, the Executive shall be deemed to have resigned from all offices and directorships held by the Executive in the Company.

          (b) In the event of a termination claimed by the Company to be for "cause" pursuant to Paragraph 5(a) (ii), the Executive shall have the right to have the justification for said termination determined by arbitration in Raleigh, North Carolina. In order to exercise such right, the Executive shall serve on the Company within thirty (30) days after termination a written request for arbitration. The Company immediately shall request the appointment of a single arbitrator by the American Arbitration Association and thereafter the question of "cause" shall be determined under the rules of the American Arbitration Association, and the decision of the arbitrator shall be final and binding on both parties. The parties shall use all reasonable efforts to facilitate and expedite the arbitration and shall act to cause the arbitration to be completed as promptly as possible. During the pendency of the arbitration, the Executive shall continue to receive all compensation and benefits to which he is entitled hereunder, and if at any time during the pendency of such arbitration the Company fails to pay and provide all compensation and benefits to the Executive in a timely manner the Company shall be deemed to have automatically waived whatever rights it then may have had to terminate the Executive's employment for cause. Expenses of the arbitration shall be borne equally by the parties.

          (c) In the event of termination pursuant to subparagraph (a) (i) or
     (a) (ii) of this Paragraph 5, except as otherwise provided in Paragraphs 2(b), 3(d), 4(a) and 4(b), as applicable, the Executive shall be entitled to no further compensation or other benefits under this Employment Agreement, except as to that portion of any unpaid salary and other benefits accrued and earned by him hereunder up to and including the effective date of such termination.

          (d) In the event of termination pursuant to Paragraph 2(c) or subparagraph (a) (iii) of this Paragraph 5, the Executive shall be entitled to (i) severance pay payable within five (5) days of such termination in a lump sum equal to the greater of (A) the total amount of unpaid base salary for the then-unexpired portion of the term of this Employment Agreement, at the then-effective annual rate of salary, as determined under Paragraph 3(a), and (B) the amount of one year's base salary at the then-effective annual rate of salary, (ii) a pro rata portion of the bonus described in Paragraph 4(a) applicable to the calendar year in which such termination occurs, as such bonus is determined under Paragraph 3(b), and (iii) other benefits accrued and earned by him hereunder up to and including the effective date of such termination.

          (e) In no event shall the Executive have or be deemed to have any duty to seek employment or otherwise mitigate damages with respect to any amounts or benefits due to him upon termination of this Employment Agreement provided in this Paragraph 5, nor shall any such amount or benefit be reduced by reason of any other compensation or benefits which the Executive may earn following termination of this Employment Agreement.

     6. Covenants and Confidential Information.

          (a) The Executive acknowledges the Company's reliance and expectation of the Executive's continued commitment to performance of his duties and responsibilities during the time when he is employed under this Employment Agreement. In light of such reliance and expectation on the part of the Company, during the time when he is employed under this Employment Agreement and if the Executive's employment is terminated voluntarily by the Executive or by the Company pursuant to Paragraph 5(a) (ii), for the period after such termination through the date this Employment Agreement would have otherwise terminated but for such termination (and, as to clause
     (ii) of this subparagraph (a), at any time during and after the term of this Employment Agreement), the Executive shall not, directly or indirectly, do either of the following;

               (i) Own, manage, control or participate in the ownership, management, or control of, or be employed or



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


          engaged by or otherwise affiliated or associated as a consultant, independent contractor or otherwise with, any other corporation, partnership, proprietorship, firm, association or other business entity engaged in the business of, or otherwise engage in the business of, acquiring, owning, developing or managing factory outlet shopping centers; provided, however, that the ownership of not more than one percent (1%) of any class of publicly traded securities of any entity shall not be deemed a violation of this covenant; or

               (ii) Disclose, divulge, discuss, copy or otherwise use or suffer to be used in any manner, in competition with, or contrary to the interests of, the Company, any confidential information relating to the Company's operations, properties or otherwise to its particular business or other trade secrets of the Company, it being acknowledged by the Executive that all such information regarding the business of the Company compiled or obtained by, or furnished to, the Executive while the Executive shall have been employed by or associated with the Company is confidential information and the Company's exclusive property; provided, however, that the foregoing restrictions shall not apply to the extent that such information (A) is obtainable in the public domain or known in the industry generally, (B) becomes obtainable in the public domain or known in the industry generally, except by reason of the breach by the Executive of the terms hereof,
          (C) was not acquired by the Executive in connection with his employment or affiliation with the Company, (D) was not acquired by the Executive from the Company or its representatives, or (E) is required to be disclosed by rule of law or by order of a court or governmental body or agency.

          (b) The Executive agrees and understands that the remedy at law for any breach by him of this Paragraph 6 may be inadequate and that the damages flowing such breach are not readily susceptible to being measured in monetary terms. Accordingly, it is acknowledged that, upon adequate proof of the Executive's violation of any legally enforceable provision of this Paragraph 6, the Company may be entitled to immediate injunctive relief and may obtain a temporary order restraining any threatened or further breach. Nothing in this Paragraph 6 shall be deemed to limit the Company's remedies at law or in equity for any breach by the Executive of any of the provisions of this Paragraph 6 which may be pursued or availed of by the Company.

          (c) The Executive has carefully considered the nature and extent of the restrictions upon him and the rights and remedies conferred upon the Company under this Paragraph 6, and hereby acknowledges and agrees that the same are reasonable in time and territory, are designed to eliminate competition which otherwise would be unfair to the Company, do not stifle the inherent skill and experience of the Executive, would not operate as a bar to the Executive's sole means of support, are fully required to protect the legitimate interests of the Company and do not confer a benefit upon the Company disproportionate to the detriment to the Executive.

     7. Stock Options. The Executive shall receive stock options under the company's 1993 Employee Stock Incentive Plan (the "Option Plan") to purchase up to 35,000 shares of the Company's common stock. Such options shall be eligible to qualify as "incentive stock options" under Section 422 of the Internal Revenue Code of 1956, as amended. The Company shall cause the shares underlying such options to be registered on Form S-8 as soon as practicable after the date of grant. The shares will be listed on the New York Stock Exchange (the "NYSE") and will be freely tradable subject to the applicable provisions of Rule 144 promulgated under the Securities Act of 1933, as amended (the "Securities Act"). As soon as practicable following approval of the option grant by the Company's Executive Compensation Committee, the Company and the Executive shall enter into a Stock Option Agreement in a form mutually agreed upon by the Company and the Executive providing that such options shall vest at the rate of twenty Percent (20%) on the date of grant and an additional twenty percent (20%) on each of the next four anniversaries of the date of grant, provided that at each date of vesting he is employed by the Company, and upon vesting shall be exercisable at any time or times during the ten year period following the date of grant at an option price equal to the closing price of the Company's common stock on the NYSE on the business day immediately preceding the effective date of the Stock Option Agreement.

     8. Restricted Stock. The Executive shall receive a grant of 16,667 shares (the "Restricted Shares") of restricted common stock of the Company ("Common Stock") granted under the Company's 1996 Restricted Stock Plan. Prior to vesting, the Restricted Shares will be registered under the Securities Act on Form S-8, will be listed on the NYSE and following vesting thereof will be freely tradable subject to applicable provisions of Rule 144 promulgated under the Securities Act. With respect to said grant, the Company and the Executive shall enter into a Restricted Stock Agreement in a form mutually agreed upon by the Company and the Executive providing that (i) the Restricted Shares shall vest in three equal installments of thirty-three and one-third percent (33 1/3%) per year provided the Executive continues to be employed by the Company, commencing on the one-year anniversary date of the Effective Date and (ii) upon the Executive's death or permanent disability (as defined in Paragraph 4(d)) during his employment by the Company or termxnation of the Executive's employment pursuant to (or, in the case of termination at any time following the expiration of this Employment Agreement, for the reasons set forth in) Paragraph 2(c) or Paragraph 5(a) (iii), all unvested Restricted Shares shall (notwithstanding the requirement of continued employment in



                                      -9-
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subparagraph (i) above), upon such termination of employment, immediately vest.

     9. Representations and Warranties of the Company.

          (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to enter into, execute and deliver this Employment Agreement, fulfill its obligations hereunder and consummate the transactions contemplated hereby.

          (b) The execution and delivery of, performance of obligations under, and consummation of the transactions contemplated by, this Employment Agreement have been duly authorized and approved by all requisite corporate action by or in respect of the Company, and this Employment Agreement constitutes the legally valid and binding obligation of the Company, enforceable by the Executive in accordance with its terms.

          (c) No provision of the Company's governing documents or any agreement to which it is a party or by which it is bound or of any material law or regulation of the kind usually applicable and binding upon the Company prohibits or limits its ability to enter into, execute and deliver this Employment Agreement, fulfill its respective obligations hereunder and consummate the transactions contemplated hereby.

     10. Miscellaneous.

          (a) The Executive represents and warrants that he is not a party to any agreement, contract or understanding whether employment or otherwise, which would restrict or prohibit him from undertaking or performing employment in accordance with the terms and conditions of this Employment Agreement.

          (b) The provisions of this Employment Agreement are severable and if any one or more provisions may be determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions and any partially unenforceable provision to the extent enforceable nevertheless shall be binding and enforceable.

          (c) The rights and obligations of the Company under this Employment Agreement shall inure to the benefit of, and shall be binding on, the Company and its successors and assigns, and the rights and obligations of the Executive under this Employment Agreement shall inure to the benefit of, and shall be binding upon, the Executive (other than obligations to perform services and to refrain from competition and disclosure of confidential information) and his heirs, personal representatives and assigns.



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


          (d) Any controversy or claim arising out of or relating to this Employment Agreement, or the breach thereof, shall be settled by arbitration in accordance with the Rules of the American Arbitration Association then pertaining in the City of Raleigh, North Carolina, and judgment upon the award rendered by the arbitrator or arbitrators may be entered in any court having jurisdiction thereof. The arbitrator or arbitrators shall be deemed to possess the powers to issue mandatory orders and restraining orders in connection with such arbitration; provided, however, that nothing in this Paragraph 9(d) shall be construed so as to deny the Company the right and power to seek and obtain injunctive relief in a court of equity for any breach or threatened breach by the Executive of any of his covenants contained in Paragraph 6 hereof.

          (e) Any notice to be given under this Employment Agreement shall be personally delivered in writing or shall have been deemed duly given when received after it is posted in the United States mail, postage prepaid, registered or certified return receipt requested, and if mailed to the Company, shall be addressed to its principal place of business, attention:
     Chairman, and if mailed to the Executive, shall be addressed to him at his home address last known on the records of the Company, or at such other address or addresses as either the Company or the Executive may hereafter designate in writing to the other. All notices provided for hereunder to the parties shall be accompanied by simultaneous copy of such notice sent to the attorneys for such parties, as follows:

          If to the Executive:

                Bernard Flateman, Esq.
                Sills Cummis Zuckerman Radin
                  Tischman Epstein & Gross, P.A.
                One Riverfront Plaza
                Newark, New Jersey 07102

          If to the Company;

                Stephen D. Hope, Esq.
                Moore & van Allen, PLLC
                NationsBank Corporate Center
                100 North Tryon Street, Floor 47
                Charlotte, North Carolina 25202-4003

     Notices sent by Federal Express or similar overnight delivery service or by facsimile transmissions shall also constitute due notice under this paragraph 9(e), effective upon receipt thereof.

          (f) The failure of either party to enforce any provision or provisions of this Employment Agreement shall not in any way be construed as a waiver of any such provision or provisions as to any future violations thereof, nor prevent that party thereafter from enforcing each and every other provision of this Employment Agreement. The rights granted the parties herein



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


     are cumulative and the waiver of any single remedy shall not constitute a waiver of such party's right to assert all other legal remedies available to it under the circumstances.

          (g) This Employment Agreement supersedes all prior agreements and understandings between the parties made prior to the date hereof and may not be modified or terminated orally. No modification, termination or attempted waiver shall be valid unless in writing and signed by the party against whom the same is sought to be enforced.

          (h) This Employment Agreement shall be governed by and construed according to the laws of the State of North Carolina.

          (i) Captions and paragraph headings used herein are for convenience and are not a part of this Employment Agreement and shall not be used in construing it.

          (j) Where necessary or appropriate to the mean hereof, the singular and plural shall be deemed to include each other, and the masculine, feminine and neuter shall be deemed to include each other.

          (k) This Employment Agreement may be executed in multiple counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument. This Employment Agreement may be executed by facsimile signature.

     IN WITNESS WHEREOF, the parties have executed this Employment Agreement on the day and year first set forth above.


                                    FACTORY STORES OF AMERICA, INC., a
                                    Delaware corporation


                                    By: /s/ J. DIXON FLEMING, JR.
                                        -----------------------------------
                                        J. Dixon Fleming, Jr., Chairman
                                        and Chief Executive Officer


                                   /s/ CHRISTOPHER G. GAVRELIS
                                   ----------------------------------------
                                   Christopher G. Gavrelis

                     FIRST AMENDMENT TO EMPLOYMENT AGREEMENT


     THIS FIRST AMENDMENT TO EMPLOYMENT AGREEMENT dated this 30th day of May, 1997, effective as of March 1, 1997, by and between FAC REALTY, INC. (formerly Factory Stores of America, Inc.) (the "Company") and CHRISTOPHER G. GAVRELIS (the "Executive").


                                    RECITALS

     A. The Company and the Executive entered into that certain Employment Agreement with an Effective Date of December 15, 1995 (the "Agreement").

     B. The Company and the Executive desire to amend the Agreement, to, among other things, extend the term thereof.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows.

                                    AGREEMENT

     1. All capitalized terms shall be deemed to have the meaning ascribed to them in the Agreement.

     2. Section 2(a) of the Agreement shall be amended by deleting "the second anniversary of the Effective Date" and substituting "February 28, 1999 in its place and stead. The following shall also be added to the end of Section 2(a):
"In the event of a "change in control" (as hereinafter defined) the term of this Employment Agreement shall be extended until February 25, 2001.

     3. Section 2(c) of the Agreement shall be amended by deleting "Smithfield, North Carolina" and substituting "Cary, North Carolina" in its place and stead.

     4. Section 3(a) of the Agreement shall be amended by deleting "One Hundred Twenty-Five Thousand Dollars ($125,000)" and substituting "One Hundred Sixty Thousand Dollars ($160,000)" in its place and stead.

     5. Section 10(a) of the Agreement shall be amended by deleting "Stephen D. Hope, Esq., Moore & Van Allen, PLLC, NationsBank Corporate Center, 100 North Tryon Street, Floor 47, Charlotte, North Carolina 28202-4003" and substituting "General Counsel, FAC Realty Trust, 11000 Regency Parkway, Cary, North Carolina 27511" in its place and stead.

     6. Except as otherwise modified herein, all other provisions of the Agreement are hereby ratified and affirmed.

     IN WITNESS WHEREOF, the parties hereto set their hand and seal as of the effective date hereof.

                                      FAC REALTY, INC.

                                      By: /s/ C. CAMMACK MORTON
                                          -------------------------------------
                                          C. Cammack Morton
                                          President and Chief Executive Officer


                                      /s/ CHRISTOPHER G. GAVRELIS
                                      -----------------------------------------
                                      CHRISTOPHER G. GAVRELIS